HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL
2006 THIRD QUARTER RESULTS; MAINTAINS FISCAL 2006 EPS PROJECTION

Highlights for the Quarter Ended July 31, 2006

•

Net income available to common stockholders was $74.4 million for the third quarter, or $1.15 per fully diluted common share, compared with $116.1 million, or $1.76 per fully diluted common share, in the same quarter last year. Total revenues increased 18% over the prior year’s third quarter, to $1.6 billion.

•

Management is reaffirming its earnings projection for the fiscal year ending October 31, 2006 of between $5.00 and $5.75 per fully diluted common share, compared to fiscal 2005 earnings of $7.16 per fully diluted common share.

•	Earnings for the trailing twelve months ended July 31, 2006 represent a return on beginning common equity (ROE) of 28.3%, and a 17.5% after-tax return on beginning capital (ROC).

•

Contract backlog as of July 31, 2006, excluding unconsolidated joint ventures, was 10,313 homes with a sales value of $3.6 billion, a 12.5% increase from the sales value of contract backlog at the end of last year’s third quarter.

•

The number of net contracts for the third quarter of 2006, excluding unconsolidated joint ventures, declined 19.2% to 3,349 contracts. The dollar value of net contracts for the third quarter of 2006, excluding unconsolidated joint ventures, decreased 23.5% to $1.1 billion, compared to $1.4 billion in last year’s third quarter. The Company’s contract cancellation rate for the quarter was 33%, compared with 32% in the second quarter of 2006 and 24% in last year’s third quarter.

•

Excluding unconsolidated joint ventures, the Company delivered 4,623 homes with an aggregate sales value of $1.5 billion in the third quarter of fiscal 2006, up 16.5% compared to deliveries of 3,967 homes with an aggregate sales value of $1.3 billion in the third quarter of fiscal 2005. In the third quarter of fiscal 2006, the Company delivered 498 homes in unconsolidated joint ventures, compared with 571 homes in last year’s third quarter.

•	The Company was operating 436 active selling communities on July 31, 2006, excluding unconsolidated joint ventures, compared with 323 at the end of last year’s third quarter.

RED BANK, NJ, September 6, 2006 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income available to common stockholders of $74.4 million, or $1.15 per fully diluted common share, on $1.6 billion in total revenues for the quarter ended July 31, 2006. For the nine-month period ended July 31, 2006, revenues reached $4.4 billion, a 23% increase from $3.6 billion in revenues in the year earlier period. Net income available to common stockholders for the first nine months of fiscal 2006 was $256.8 million, or $3.95 per fully diluted common share, compared to $303.7 million, or $4.63 per fully diluted common share, in the same period a year ago. Common stockholders’ equity grew to $1.9 billion, or $31.07 per common share, at July 31, 2006, a 29% increase from $1.5 billion, or $24.16 per common share, on July 31, 2005.

Comments From Management

“Since the end of last summer, we have experienced a deteriorating environment for new home sales in many of our more regulated markets,” said Ara K. Hovnanian, President and Chief Executive Officer of the Company. “This current market slowdown is unique, because the economy is relatively strong – jobs are being created and interest rates remain at levels that are low on a historical basis. Under similar economic circumstances, the homebuilding market historically performed well. We believe the current slower housing market has resulted from the sudden and substantial increase in the inventory of homes offered for resale, combined with mounting negative sentiment among homebuyers that has caused many to postpone their purchase decisions.”

“We do not know how long the elevated levels of resale listings will persist and it is equally difficult to predict what events might cause a reversal in buyers’ sentiment. Thus, we are making decisions today with the assumption that current conditions will persist for the foreseeable future. We remain focused on competitively pricing our homes on a community-by-community basis to balance our margins and sales pace at an optimal level relative to market conditions,” Mr. Hovnanian continued.

“We continue to take down land and open new communities where the economic returns achieve acceptable returns under today’s sales pace and pricing assumptions. Conversely, we attempt to renegotiate option contracts when current conditions yield a lower than acceptable return on our investment,” Mr. Hovnanian said. “In situations where we have been unsuccessful in renegotiating, we believe the walk-away costs we have incurred are preferable to investing a much larger dollar amount to own land that would generate a sub-par return on capital. The flexibility we gain through the use of options allows us to maximize returns on capital over the long-term,” Mr. Hovnanian concluded.

“Our profits have been negatively impacted by the increased use of incentives and concessions, as well as expenses related to walking away from option deposits,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. “We incurred $11.4 million of charge-offs associated with walk-away costs and an additional $0.8 million in land write-downs in the third quarter. We continue to renegotiate a significant number of our land contracts, and are likely to incur additional walk-away costs in conjunction with some of these situations. Although a certain number of such costs are factored into our guidance for the fourth quarter, we cannot quantify the exact amount or reserve for them until each contract renegotiation is finalized, thus creating an additional variable in our forecast. Based on current market conditions, we anticipate fully diluted earnings per common share in a range of $1.05 to $1.80 in our fourth quarter,” Mr. Sorsby continued. “Our balance sheet remains strong. We expect to achieve an average ratio of net recourse debt to capital at or below 50% for fiscal 2006.”

In Closing

“Our targeted hurdle rate on all new land acquisitions, combined with our discipline in evaluating such acquisitions on the basis of current sales absorption and pricing, acts as a self regulating mechanism in less robust markets by naturally slowing our acquisitions as sales conditions deteriorate. Despite the current slowdown, including deliveries from unconsolidated joint ventures, we still expect to deliver more than 20,000 homes and generate pretax income in the range of $535 million to $610 million, and net income in a range of $325 million to $375 million on revenues of greater than $6 billion in fiscal 2006. At the same time, during the current slowdown, our associates are working hard to maximize our homebuyers’ satisfaction through processes and initiatives that we have implemented over the past few years, keeping us focused on our goal of delivering quality and value to each of our homebuyers,” Mr. Hovnanian concluded.

Hovnanian Enterprises will webcast its third quarter earnings conference call at 11:00 a.m. E.T. on Thursday, September 7, 2006, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com. The archive will be available for 12 months.

The Company’s summary projection for the fiscal year ending October 31, 2006 is available on the “Company Projections” section of the “Investor Relations” section of the Company’s website at http://www.khov.com.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes. As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2005 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America’s largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA’s 14 member companies build one out of every five homes in the United States.

Non-GAAP Financial Measures:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2005.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2006
Statements of Consolidated Income
(Dollars in Thousands, Except Per Share)

	Three Months Ended, July 31,		Nine Months Ended, July 31,

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Total Revenues	$1,550,519	$1,312,726	$4,402,632	$3,576,756
Costs and Expenses	1,426,403	1,131,742	3,997,814	3,097,914
Income/(Loss) From Unconsolidated Joint Ventures	(3,239)	13,907	13,833	22,482

Income Before Income Taxes	120,877	194,891	418,651	501,324
Provision for Taxes	43,830	78,797	153,859	197,612

Net Income	77,047	116,094	264,792	303,712

Less: Preferred Stock Dividends	2,668	—	8,006	—

Net Income Available to Common Stockholders	$74,379	$116,094	$256,786	$303,712

Per Share Data:
Basic:
Income per common share	$1.18	$1.85	$4.09	$4.87
Weighted Average Number of Common Shares Outstanding	62,804	62,754	62,843	62,412
Assuming Dilution:
Income per common share	$1.15	$1.76	$3.95	$4.63
Weighted Average Number of Common Shares Outstanding	64,460	65,796	64,989	65,574

Hovnanian Enterprises, Inc.
July 31, 2006
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended July 31,		Nine Months Ended July 31,

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Sale of Homes	$1,499,826	$1,289,373	$4,225,571	$3,495,014
Cost of Sales, excluding interest (a)	1,148,530	939,815	3,203,882	2,571,916

Homebuilding Gross Margin, excluding interest	$351,296	$349,558	$1,021,689	$923,098
Homebuilding Cost of Sales interest	25,551	22,304	61,523	58,324

Homebuilding Gross Margin, including interest	$325,745	$327,254	$960,166	$864,774

Gross Margin Percentage, excluding interest	23.4%	27.1%	24.2%	26.4%
Gross Margin Percentage, including interest	21.7%	25.4%	22.7%	24.7%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended July 31,		Nine Months Ended July 31,

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Land Sales	$23,045	$441	$103,838	$24,618
Cost of Sales, excluding interest (a)	21,742	387	81,376	16,369

Land Sales Gross Margin, excluding interest	$1,303	$54	$22,462	$8,249
Land Sales interest	50	28	930	239

Land Sales Gross Margin, including interest	$1,253	$26	$21,532	$8,010

(a) Does not include costs associated with walking away from land options which are recorded as inventory impairment losses in the income statement.

Hovnanian Enterprises, Inc.
July 31, 2006
Reconciliation of EBITDA to Net Income
(Dollars in Thousands)

	Three Months Ended July 31,		Nine Months Ended July 31,

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Net Income	$77,047	$116,094	$264,792	$303,712
Income Taxes	43,830	78,797	153,859	197,612
Interest expense	26,250	23,481	64,622	60,406

EBIT [1]	$147,127	$218,372	$483,273	$561,730
Depreciation	4,269	2,400	10,588	5,913
Amortization of Debt Costs	644	377	1,653	1,086
Amortization of Intangibles	13,331	11,781	38,391	32,255

Other Amortization	—	—	—	528

EBITDA[2]	$165,371	$232,930	$533,905	$601,512

INTEREST INCURRED	$41,515	$27,991	$108,569	$71,939

EBITDA TO INTEREST INCURRED	3.98	8.32	4.92	8.36

(1) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

Hovnanian Enterprises, Inc.
July 31, 2006
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended July 31,		Nine Months Ended July 31,

	2006	2005	2006	2005

	(Unaudited)
Interest Capitalized at Beginning of Period	$77,048	$44,488	$48,366	$37,465
Plus Interest Incurred	41,515	27,991	108,569	71,939
Less Interest Expensed	26,250	23,481	64,622	60,406

Interest Capitalized at End of Period	$92,313	$48,998	$92,313	$48,998

Hovnanian Enterprises, Inc.
July 31, 2006
Summary Financial Projection
(Dollars in Millions, except per share or where noted)
(Unaudited)

	Fiscal Yr. 10/31/03	Fiscal Yr. 10/31/04	Fiscal Yr. 10/31/05(1)	Trailing 12 Months 07/31/06(1)	Projection Fiscal Yr. 10/31/06*(1)

Total Revenues ($ Billion)	$3.20	$4.15	$5.35	$6.17	$6.1 - $6.3
Income Before Income Taxes	$411.5	$549.8	$780.6	$697.9	$535 - $610
Pre-tax Margin	12.9%	13.2%	14.6%	11.3%	8.8% - 9.7%
Net Income Available to Common Stockholders	$257.4	$348.7	$469.1	$422.2	$325 - $375
Earnings Per Common Share (fully diluted)	$3.93	$5.35	$7.16	$6.48	$5.00 - $5.75

* 2006 Projection is based on one quarter of projected results and three quarters of actual data.

(1)Net Income less preferred dividends paid.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	July 31, 2006	October 31, 2005

	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$36,787	$201,641

Restricted cash	9,500	17,189

Inventories - At the lower of cost or fair value: Sold and unsold homes and lots under development	3,589,248	2,459,431

Land and land options held for future development or sale	501,059	595,806

Consolidated Inventory Not Owned:
Sold and unsold homes and lots under development
Specific performance options	12,872	9,289
Variable interest entities	369,705	242,825
Other options	175,021	129,269

Total Consolidated Inventory Not Owned	557,598	381,383

Total Inventories	4,647,905	3,436,620

Investments in and advances to unconsolidated joint ventures	217,153	187,205

Receivables, deposits, and notes	103,102	125,388

Property, plant, and equipment – net	111,542	96,891

Prepaid expenses and other assets	182,964	131,845

Goodwill	32,658	32,658

Definite life intangibles	200,525	249,506

Total Homebuilding	5,542,136	4,478,943

Financial Services:
Cash and cash equivalents	11,015	9,632
Restricted cash	1,285	1,037
Mortgage loans held for sale	174,747	211,248
Other assets	8,722	15,375

Total Financial Services	195,769	237,292

Income Taxes Receivable – Including Deferred
Tax Benefits	150,795	9,903

Total Assets	$5,888,700	$4,726,138

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	July 31, 2006	October 31, 2005

	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Homebuilding:
Nonrecourse land mortgages	$33,046	$48,673
Accounts payable and other liabilities	546,668	510,529
Customers’ deposits	205,721	259,930
Nonrecourse mortgages secured by operating properties	23,852	24,339
Liabilities from inventory not owned	283,905	177,014

Total Homebuilding	1,093,192	1,020,485

Financial Services:
Accounts payable and other liabilities	8,666	8,461
Mortgage warehouse line of credit	166,923	198,856

Total Financial Services	175,589	207,317

Notes Payable:
Revolving credit agreement	273,225
Senior notes	1,649,510	1,098,739
Senior subordinated notes	400,000	400,000
Accrued interest	30,762	26,991

Total Notes Payable	2,353,497	1,525,730

Total Liabilities	3,622,278	2,753,532

Minority interest from inventory not owned	208,542	180,170

Minority interest from consolidated joint ventures	3,563	1,079

Stockholders’ Equity:
Preferred Stock, $.01 par value-authorized 100,000 shares; issued 5,600 shares at July 31, 2006 and at October 31, 2005 with a liquidation preference of $140,000	135,299	135,389

Common Stock, Class A, $.01 par value-authorized 200,000,000 shares;
issued 58,593,879 shares at July 31, 2006 and 57,976,455 shares at October 31, 2005 (including 11,494,720 shares at July 31, 2006 and 10,995,656 shares at

October 31, 2005 held in Treasury)	586	580
Common Stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,360,360 shares at July 31, 2006 and 15,370,250 shares at October 31, 2005 (including 691,748 shares at July 31, 2006 and October 31, 2005 held in Treasury)	154	154
Paid in Capital – Common Stock	247,488	236,001
Retained Earnings	1,779,738	1,522,952
Deferred Compensation		(19,648)
Treasury Stock - at cost	(108,948)	(84,071)

Total Stockholders’ Equity	2,054,317	1,791,357

Total Liabilities and Stockholders’ Equity	$5,888,700	$4,726,138

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,

	2006	2005	2006	2005

Revenues:
Homebuilding:
Sale of homes	$1,499,826	$1,289,373	$4,225,571	$3,495,014
Land sales and other revenues	28,032	4,820	113,947	32,747

Total Homebuilding	1,527,858	1,294,193	4,339,518	3,527,761
Financial Services	22,661	18,533	63,114	48,995

Total Revenues	1,550,519	1,312,726	4,402,632	3,576,756

Expenses:
Homebuilding:
Cost of sales, excluding interest	1,170,272	940,202	3,285,258	2,588,285
Cost of sales interest	25,601	22,332	62,453	58,563

Total Cost of Sales	1,195,873	962,534	3,347,711	2,646,848

Selling, general and administrative	154,050	116,388	441,137	319,680
Inventory impairment and land option deposit Write-offs	12,274	1,354	20,978	3,352

Total Homebuilding	1,362,197	1,080,276	3,809,826	2,969,880

Financial Services	15,127	12,296	43,174	33,683

Corporate General and Administrative	26,744	18,884	80,377	49,678

Other Interest	649	1,149	2,169	1,843

Other Operations	8,355	7,356	23,877	10,575

Intangible Amortization	13,331	11,781	38,391	32,255

Total Expenses	1,426,403	1,131,742	3,997,814	3,097,914

Income (loss) from unconsolidated joint ventures	(3,239)	13,907	13,833	22,482

Income Before Income Taxes	120,877	194,891	418,651	501,324

State and Federal Income Taxes:
State	(3,897)	10,535	7,212	26,299
Federal	47,727	68,262	146,647	171,313

Total Taxes	43,830	78,797	153,859	197,612

Net Income	77,047	116,094	264,792	303,712
Less: Preferred Stock Dividends	2,668		8,006

Net Income Available to Common Stockholders	$74,379	$116,094	$256,786	$303,712

Per Share Data:
Basic:
Income per common share	$1.18	$1.85	$4.09	$4.87
Weighted average number of common shares outstanding	62,804	62,754	62,843	62,412
Assuming dilution:
Income per common share	$1.15	$1.76	$3.95	$4.63
Weighted average number of common shares outstanding	64,460	65,796	64,989	65,574

HOVNANIAN ENTERPRISES, INC. (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE) (UNAUDITED)					Communities Under Development Three Months - 7/31/06

		Net Contracts (1)			Deliveries

		Three Months Ended July 31,			Three Months Ended July 31,			Contract Backlog July 31,

		2006	2005	% Change	2006	2005	% Change	2006	2005	% Change

NorthEast Region (2)
	Homes	695	725	(4.1%)	721	644	12.0%	2,249	2,181	3.1%
	Dollars	252,873	286,296	(11.7%)	286,250	244,973	16.8%	862,227	798,113	8.0%
	Avg. Price	363,846	394,891	(7.9%)	397,018	380,393	4.4%	383,382	365,939	4.8%
SouthEast Region (3)
	Homes	1,058	1,263	(16.2%)	2,030	1,212	67.5%	5,771	3,305	74.6%
	Dollars	370,753	485,785	(23.7%)	617,412	405,467	52.3%	1,950,945	1,232,152	58.3%
	Avg. Price	350,429	384,628	(8.9%)	304,144	334,544	(9.1%)	338,060	372,815	(9.3%)
SouthWest Region
	Homes	945	1,201	(21.3%)	1,022	1,021	0.1%	1,329	1,608	(17.4%)
	Dollars	199,492	247,439	(19.4%)	220,211	189,766	16.0%	300,375	333,875	(10.0%)
	Avg. Price	211,103	206,027	2.5%	215,471	185,862	15.9%	226,015	207,634	8.9%
West Region
	Homes	651	954	(31.8%)	850	1,090	(22.0%)	964	1,936	(50.2%)
	Dollars	271,904	411,976	(34.0%)	375,953	449,167	(16.3%)	490,893	840,758	(41.6%)
	Avg. Price	417,671	431,841	(3.3%)	442,298	412,080	7.3%	509,225	434,276	17.3%
Consolidated Total
	Homes	3,349	4,143	(19.2%)	4,623	3,967	16.5%	10,313	9,030	14.2%
	Dollars	1,095,022	1,431,496	(23.5%)	1,499,826	1,289,373	16.3%	3,604,440	3,204,898	12.5%
	Avg. Price	326,970	345,522	(5.4%)	324,427	325,025	(0.2%)	349,504	354,917	(1.5%)
Unconsolidated Joint Ventures
	Homes	249	722	(65.5%)	498	571	(12.8%)	1,548	2,301	(32.7%)
	Dollars	85,228	309,494	(72.5%)	189,287	195,716	(3.3%)	706,057	993,259	(28.9%)
	Avg. Price	342,282	428,663	(20.2%)	380,094	342,759	10.9%	456,109	431,664	5.7%
Total
	Homes	3,598	4,865	(26.0%)	5,121	4,538	12.8%	11,861	11,331	4.7%
	Dollars	1,180,250	1,740,990	(32.2%)	1,689,113	1,485,089	13.7%	4,310,497	4,198,157	2.7%
	Avg. Price	328,030	357,860	(8.3%)	329,840	327,256	0.8%	363,418	370,502	(1.9%)
DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Northeast in the 2006 third quarter include the effect of the Oster Homes acquisition, which closed in August 2005.

(3) The number and the dollar amount of net contracts in the Southeast in the 2006 third quarter include the effects of the First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in August 2005 and April 2006, respectively.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development Nine Months - 7/31/06
		Net Contracts (1) Nine Months Ended July 31,			Deliveries Nine Months Ended July 31,			Contract Backlog July 31,
		2006	2005	% Change	2006	2005	% Change	2006	2005	% Change
NorthEast Region (2)
	Homes	2,064	1,981	4.2%	1,979	2,056	(3.7%)	2,249	2,181	3.1%
	Dollars	754,855	729,637	3.5%	744,704	750,679	(0.8%)	862,227	798,113	8.0%
	Avg. Price	365,725	368,317	(0.7%)	376,303	365,116	3.1%	383,382	365,939	4.8%
SouthEast Region (3)
	Homes	3,673	3,630	1.2%	5,364	3,232	66.0%	5,771	3,305	74.6%
	Dollars	1,371,689	1,308,952	4.8%	1,647,282	1,004,201	64.0%	1,950,945	1,232,152	58.3%
	Avg. Price	373,452	360,593	3.6%	307,100	310,706	(1.2%)	338,060	372,815	(9.3%)
SouthWest Region
	Homes	2,981	3,320	(10.2%)	2,948	2,636	11.8%	1,329	1,608	(17.4%)
	Dollars	635,986	647,975	(1.9%)	635,759	489,810	29.8%	300,375	333,875	(10.0%)
	Avg. Price	213,346	195,173	9.3%	215,658	185,815	16.1%	226,015	207,634	8.9%
West Region
	Homes	1,943	3,076	(36.8%)	2,732	3,057	(10.6%)	964	1,936	(50.2%)
	Dollars	872,358	1,272,462	(31.4%)	1,197,826	1,250,324	(4.2%)	490,893	840,758	(41.6%)
	Avg. Price	448,975	413,674	8.5%	438,443	409,004	7.2%	509,225	434,276	17.3%
Consolidated Total
	Homes	10,661	12,007	(11.2%)	13,023	10,981	18.6%	10,313	9,030	14.2%
	Dollars	3,634,888	3,959,026	(8.2%)	4,225,571	3,495,014	20.9%	3,604,440	3,204,898	12.5%
	Avg. Price	340,952	329,726	3.4%	324,470	318,278	1.9%	349,504	354,917	(1.5%)
Unconsolidated Joint Ventures (4)
	Homes	903	1,426	(36.7%)	1,695	944	79.6%	1,548	2,301	(32.7%)
	Dollars	323,557	671,277	(51.8%)	648,301	331,033	95.8%	706,057	993,259	(28.9%)
	Avg. Price	358,314	470,742	(23.9%)	382,478	350,670	9.1%	456,109	431,664	5.7%
Total
	Homes	11,564	13,433	(13.9%)	14,718	11,925	23.4%	11,861	11,331	4.7%
	Dollars	3,958,445	4,630,303	(14.5%)	4,873,872	3,826,047	27.4%	4,310,497	4,198,157	2.7%
	Avg. Price	342,308	344,696	(0.7%)	331,150	320,843	3.2%	363,418	370,502	(1.9%)
DELIVERIES INCLUDE EXTRAS

Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The number and the dollar amount of net contracts in the Northeast in the 2006 first nine months include the effect of the Oster Homes acquisition, which closed in August 2005.

(3) The number and the dollar amount of net contracts in the Southeast in the 2006 first nine months include the effects of the Cambridge Homes, First Home Builders of Florida and CraftBuilt Homes acquisitions, which closed in March 2005, August 2005 and April 2006, respectively.

(4) The number and the dollar amount of net contracts in Unconsolidated Joint Ventures in the 2006 first nine months include the effect of the Town & Country Homes acquisition, which closed in March 2005.